PROSPECTUS SUPPLEMENT                           FILED PURSUANT TO RULE 424(b)(3)
TO PROSPECTUS DATED AUGUST 7, 2000                    REGISTRATION NO. 333-41848



                            EFFICIENT NETWORKS, INC.


                                  $400,000,000


                5% Convertible Subordinated Notes Due 2005 and
            the Common Stock Issuable Upon Conversion of the Notes

     This prospectus supplement relates to the resale by the selling securityholders of 5% convertible subordinated notes due 2005 of Efficient Networks, Inc. and the shares of common stock of Efficient Networks, Inc. issuable upon the conversion of their notes.

     This prospectus supplement should be read in conjunction with the prospectus dated August 7, 2000, which is to be delivered with this prospectus supplement. All capitalized terms used but not defined in the prospectus supplement shall have the meanings given to them in the prospectus.

     The following table sets forth information as of the date hereof concerning beneficial ownership of the principal amount of the notes and the underlying common stock beneficially owned by each selling securityholder as listed below. All information concerning beneficial ownership has been supplied to us by the selling securityholders named in the table below.


                                                                                    Number of
                                            Principal Amount                        Shares of
                                             at Maturity of                           Common
                                           Notes Beneficially    Percentage of      Stock That        Percentage of
                                             Owned That May          Notes            May Be          Common Stock
         Name                                   Be Sold           Outstanding        Sold(1)         Outstanding(2)
------------------------------------------------------------------------------------------------------------------------------------
401 Savings Plan of the Chase                      115,000                 *             635                 *
  Manhattan Bank & Certified
  Affiliated Coj.
AFTRA Health Fund                                2,000,000                 *          11,050                 *
AIM Strategic Income Fund                        2,000,000                 *          11,050                 *
Alta Partners Holdings, LDC                      5,969,000              1.5%          32,978                 *
Anschutz Foundation                                150,000                 *             829                 *
Argent Classic Convertible Arbitrage            15,000,000              3.8%          82,873                 *
  Fund (Bermuda) L.P.
Argent Classic Convertible Arbitrage             4,000,000                 *          22,099                 *
  Fund L.P.
Argent Convertible Arbitrage Fund Ltd.           1,000,000                 *           5,525                 *
Arkansas Public Employees Retirement             1,030,000                 *           5,691                 *
  System
Arkansas Teachers Retirement System              3,512,000                 *          19,403                 *
Banc of America Advisors,                           75,000                 *             414                 *
  Inc./Nation's Annuity Trust
Banc of America Securities LLC                   8,200,000              2.1%          45,304                 *
Baptist Health of South Florida                    212,000                 *           1,171                 *
BBT Fund, L.P.                                  18,000,000              4.5%          99,448                 *

                                                                                    Number of
                                            Principal Amount                        Shares of
                                             at Maturity of                           Common
                                           Notes Beneficially    Percentage of      Stock That        Percentage of
                                             Owned That May          Notes            May Be          Common Stock
         Name                                   Be Sold           Outstanding        Sold(1)         Outstanding(2)
------------------------------------------------------------------------------------------------------------------------------------
BNY Hamilton Equity Income Fund                  5,000,000              1.3%          27,624                 *
Boston Museum of Fine Arts                         115,000                 *             635                 *
Brown & Williamson Master Retirement               380,000                 *           2,099                 *
  Trust
Brown & Williamson Tobacco Master                  500,000                 *           2,762                 *
  Retirement Trust
California Public Employees'                     3,000,000                 *          16,575                 *
  Retirement System Nominee Name:
  Surfboard & Co.
Cantor Fitzgerald & Company                      4,250,000              1.1%          23,481                 *
Canyon Value Realization (Cayman) Ltd.          11,650,000              2.9%          64,365                 *
Carnegie Mellon University                         370,000                 *           2,044                 *
Castle Convertible Fund, Inc.                      500,000                 *           2,762                 *
Champion International Corporation                 618,000                 *           3,414                 *
Children's Medical Center                          200,000                 *           1,105                 *
Christian Science Trustees for Gifts/              535,000                 *           2,956                 *
  Endowment
City of Richmond Retirement System                 110,000                 *             608                 *
City of Worcester Retirement System                150,000                 *             829                 *
Clinton Riverside Convertible                    2,000,000                 *          11,050                 *
  Portfolio Limited
Commonwealth of Pennsylvania Public              2,200,000                 *          12,155                 *
  School Employees' Retirement System
Cornell University Endowment -                   1,350,000                 *           7,459                 *
  Domestic Sector
Credit Suisse First Boston Corporation          37,150,000              9.3%         205,249                 *
Dallas Police & Fire Pension System                800,000                 *           4,420                 *
David Lipscomb University General                  385,000                 *           2,127                 *
  Endowment
Delaware Pers                                    1,545,000                 *           8,536                 *
Delphi Financial Group, Inc.                       500,000                 *           2,762                 *
Detroit Edison Employees' Retirement               700,000                 *           3,867                 *
  Trust
Detroit Medical Center Endowment/                  120,000                 *             663                 *
  Depreciation Fund
Detroit Medical Center Pension Plan                230,000                 *           1,271                 *
Deutsche Bank Securities Inc                     1,500,000                 *           8,287                 *
Dow Corning Retirement Plan                        250,000                 *           1,381                 *
EA/Cayman Unit Trust - EA/Mackay High            2,205,000                 *          12,182                 *
  Yield Cayman Unit Trust
Elf Aquitaine                                      275,000                 *           1,519                 *
Engineers Joint Pension Fund                       476,000                 *           2,630                 *
EQAT Alliance Growth & Income Account           12,915,000              3.2%          71,354                 *
EQAT Alliance Growth Investors                   6,950,000              1.7%          38,398                 *
Equitable Life Assurance Separate                  380,000                 *           2,099                 *
  Account - Balanced
Equitable Life Assurance Separate                7,745,000              1.9%          42,790                 *
  Account - Convertibles
Fiduciary Trust Company International              750,000                 *           4,144                 *
Fire & Police Pension Fund, San Antonio            300,000                 *           1,657                 *
Firemen's Annuity & Benefit Fund of                180,000                 *             994                 *
  Chicago - Medium Grade Portfolio
Forrestal Funding Master Trust                   5,155,000              1.3%          28,481                 *

                                                                                    Number of
                                            Principal Amount                        Shares of
                                             at Maturity of                           Common
                                           Notes Beneficially    Percentage of      Stock That        Percentage of
                                             Owned That May          Notes            May Be          Common Stock
         Name                                   Be Sold           Outstanding        Sold(1)         Outstanding(2)
------------------------------------------------------------------------------------------------------------------------------------
General Motors Pension Fund - High               1,500,000                 *           8,287                 *
  Yield Sector
Goldman Sachs & Company                            250,000                 *           1,381                 *
Granville Capital Corporation                    4,000,000                 *          22,099                 *
Halliburton Company - High Yield                   750,000                 *           4,144                 *
  Sector
Health Services Retirement Plan                    200,000                 *           1,105                 *
Houston Firemen's Relief and Pension             1,500,000                 *           8,287                 *
  Fund "B"
Houston Municipal Employees Pension              1,250,000                 *           6,906                 *
  System
HT Insight Convertible Securities Fund             250,000                 *           1,381                 *
IBM Retirement Plan                                 65,000                 *             359                 *
ICI American Holdings Trust                        825,000                 *           4,558                 *
ING Barings LLC                                    200,000                 *           1,105                 *
Jeffries & Company                                 500,000                 *           2,762                 *
JH Mennen GST                                      260,000                 *           1,436                 *
JMG Capital Partners, LP                        12,000,000              3.0%          66,298                 *
JMG Triton Offshore Fund Ltd.                   11,055,000              2.8%          61,077                 *
KBC Financial Products                           4,000,000                 *          22,099                 *
Key Asset Management Inc. as Agent               1,300,000                 *           7,182                 *
  for the Victory Convertible
  Securities Fund
Loomis Sayles Bond Fund                          1,000,000                 *           5,525                 *
Loomis Sayles High Yield Fixed Income              300,000                 *           1,657                 *
  Fund
Loomis Sayles High Yield Fund                      100,000                 *             552                 *
Loomis Sayles International High                   400,000                 *           2,210                 *
  Yield Fund
Lyxor Master Fund                                  500,000                 *           2,762                 *
Maine State Retirement System                    1,350,000                 *           7,459                 *
Mainstay Convertible Fund                        5,750,000              1.4%          31,768                 *
Mainstay Global High Yield Fund                     50,000                 *             276                 *
Mainstay Funds, on behalf of high               14,845,000              3.7%          82,017                 *
  yield Corporate Bond Fund Series
Mainstay Funds, Inc., on behalf of                  50,000                 *             276                 *
  its Strategic Value Fund
Mainstay Funds, Inc., on behalf of                 170,000                 *             939                 *
  its Strategic Income Fund
Mainstay VP Convertible Portfolio                2,750,000                 *          15,193                 *
Mainstay VP Series Fund, Inc., on                2,720,000                 *          15,028                 *
  behalf of its High Yield Corporate
  Bond Portfolio
Memphis Light, Gas & Water Retirement            4,405,000              1.1%          24,337                 *
  Fund
MetLife General Motors High Yield                  600,000                 *           3,315                 *
  Pension
MetLife Pension DB Separate Account                300,000                 *           1,657                 *
  249
Metropolitan Life Loomis Sayles High               760,000                 *           4,199                 *
  Yield Bond Portfolio
Minneapolis Teachers Retirement Fund               550,000                 *           3,039                 *
Mitsui Life Global Umbrella Fund                   235,000                 *           1,298                 *
Morgan Stanley & Co.                            10,000,000              2.5%          55,249                 *
Morgan Stanley Dean Witter                       5,500,000              1.4%          30,387                 *
  Convertible Securities Trust
Morgan Stanley Dean Witter Income                3,000,000                 *          16,575                 *
  Builder

                                                                                    Number of
                                            Principal Amount                        Shares of
                                             at Maturity of                           Common
                                           Notes Beneficially    Percentage of      Stock That        Percentage of
                                             Owned That May          Notes            May Be          Common Stock
         Name                                   Be Sold           Outstanding        Sold(1)         Outstanding(2)
------------------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Dean Witter Variable              2,000,000                 *          11,050                 *
  Income Builder
Museum of Fine Arts, Boston                         46,000                 *             254                 *
Nations Master Investment Trust                    165,000                 *             912                 *
New York Life Insurance Company                 20,500,000               5.1%        113,260                 *
New York Life Insurance & Annuity                2,500,000                 *          13,812                 *
  Corporation
New York Life Separate Account #7                2,500,000                 *          13,812                 *
New York State Electric & Gas Corp.                200,000                 *           1,105                 *
  Retirement Benefit Plan
Nicholas-Applegate Convertible Fund                212,000                 *           1,171                 *
Nisource Corp Services Company                     310,000                 *           1,713                 *
NMS Services (Cayman) Inc.                       5,550,000               1.4%         30,663                 *
Norfolk County Retirement Board                    150,000                 *             829                 *
Oppenheimer Convertible Securities               6,000,000               1.5%         33,149                 *
  Fund
Opportunity Fund, LLC                            1,500,000                 *           8,287                 *
Oxford, Lord Abbett & Company                    2,000,000                 *          11,050                 *
Pacific Life Insurance Company                   1,500,000                 *           8,287                 *
Parker-Hannifin Corporation                         80,000                 *             442                 *
Partners Healthcare System Inc.                     50,000                 *             276                 *
Partners Healthcare System Inc.                    200,000                 *           1,105                 *
  Pension
Pension Plan of Constellation Energy               205,000                 *           1,133                 *
  Group, Inc.
Pension Reserves Investment Trust                3,250,000                 *          17,956                 *
Peter & Elizabeth Tower Foundation                  35,000                 *             193                 *
Physicians Life                                    373,000                 *           2,061                 *
Pilgrim Convertible Fund                         4,931,000               1.2%         27,243                 *
Police Officers Pension System of the              505,000                 *           2,790                 *
  City of Houston
Policemen's & Firefighters'                        110,000                 *             608                 *
  Retirement Fund of Lexington-Fayette
  Urban Cnty Gvnt
Post Balanced Fund, LP                             500,000                 *           2,762                 *
Post High Yield, LP                                500,000                 *           2,762                 *
ProMutual                                          170,000                 *             939                 *
Putnam Asset Allocation Funds -                    337,000                 *           1,862                 *
  Balanced Portfolio
Putnam Asset Allocation Funds -                    204,000                 *           1,127                 *
  Conservative Portfolio
Putnam Convertible Income - Growth               4,565,000               1.1%         25,221                 *
  Trust
Putnam Convertible Opportunities and               119,000                 *             657                 *
  Income Trust
Putnam High Income Convertible Bond                724,000                 *           4,000                 *
  Fund
Reliant Energy Retirement Plan                   1,050,000                 *           5,801                 *
Robertson Stephens                              17,000,000               4.3%         93,923                 *
San Diego City Retirement                          956,000                 *           5,282                 *
San Diego County Convertible                     2,482,000                 *          13,713                 *
Scottish Widows Fund & Life Assurance            1,615,000                 *           8,923                 *
  Society
State of Connecticut Fund "F"                    1,650,000                 *           9,116                 *
State of Oregon Equity                           6,500,000               1.6%         35,912                 *

                                                                                    Number of
                                            Principal Amount                        Shares of
                                             at Maturity of                           Common
                                           Notes Beneficially    Percentage of      Stock That        Percentage of
                                             Owned That May          Notes            May Be          Common Stock
         Name                                   Be Sold           Outstanding        Sold(1)         Outstanding(2)
------------------------------------------------------------------------------------------------------------------------------------
State of Rhode Island Employees                  3,220,000                 *          17,790                 *
  Retirement System
Teachers' Retirement System of                     820,000                 *           4,530                 *
  Louisiana
Teamsters Affiliates Pension Plan                  680,000                 *           3,757                 *
Teamsters Retirement & Family                       35,000                 *             193                 *
  Protection Plan
Tennessee Valley Authority Retirement              970,000                 *           5,359                 *
  System
The First Foundation                             1,220,000                 *           6,740                 *
The TCW Group, Inc.                                 60,000                 *             331                 *
The 1199 Health Care Employees                     945,000                 *           5,221                 *
  Pension Fund
The City of Memphis Retirement System              490,000                 *           2,707                 *
Ubkam Arbitrage Fund                             6,100,000               1.5%         33,702                 *
Ubkam Global High Yield Fund                     5,400,000               1.4%         29,834                 *
United Food and Commercial Workers                 200,000                 *           1,105                 *
  Tri-State Pension Fund
United Mine Workers of America Health            1,000,000                 *           5,525                 *
  and Retirement Fund
University of Rochester                             43,000                 *             238                 *
Value Line Convertible Fund, Inc.                  500,000                 *           2,762                 *
Value Realization Fund, LP                       8,000,000               2.0%         44,199                 *
Value Realization Fund B, LP                       450,000                 *           2,486                 *
Wake Forest University                             906,000                 *           5,006                 *
Wasserstein Perella Securities Inc               3,000,000                 *          16,575                 *
Winchester Convertible Plus Ltd.                    70,000                 *             387                 *
Writers Guild - Industry Health Fund               295,000                 *           1,630                 *
Wyoming State Treasurer                          1,031,000                 *           5,696                 *
Zeneca Holdings Trust                              790,000                 *           4,365                 *
Zurich HFR Master Hedge Index Ltd.                 400,000                 *           2,210                 *

                             ______________________

*Less than 1%

(1) Assumes conversion of all of the holder's notes at a conversion price of $181.00 per share of common stock. However, this conversion price will be subject to adjustment as described under "Description of Notes--Conversion of Notes" in the prospectus. As a result, the amount of common stock issuable upon conversion of the notes may increase or decrease in the future.

(2) Calculated based on Rule 13d-3(d)(1)(i) of the Exchange Act using 59,245,905 shares of common stock outstanding as of January 31, 2001. In calculating this amount, we treated as outstanding the number of shares of common stock issuable upon conversion of all of that particular holder's notes. However, we did not assume the conversion of any other holder's notes.

                             ______________________


     The securities offered hereby involve a high degree of risk. See "Risk Factors" beginning on page 7 of the prospectus for information that you should consider before purchasing these securities.


                             ______________________


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


             This Prospectus Supplement is dated February 6, 2001.